UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2022

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, NV 89014

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code )

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mickie Henshall as Director

On August 15, 2022, the Board of Directors (the “Board”) of VolitionRx Limited (the “Company”), pursuant to the Company’s Bylaws, passed a resolution to increase the size of the Board to nine (9) members and appointed Ms. Mickie Henshall to fill the new vacancy on the Board effective as of August 15, 2022.  Ms. Henshall will have an initial term expiring at the Company’s 2023 annual meeting of stockholders, subject to her future nomination by the Nominations and Governance Committee and election by the Company’s stockholders.  On August 15, 2022, the Board also appointed Ms. Henshall as a member of the Company’s Compensation Committee  and as a member of the Nominations and Governance Committee.  Ms. Henshall has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission (the “SEC”) and the NYSE American and to otherwise qualify to serve upon the Committees for which she was appointed.

Ms. Henshall, age 50, is a marketing executive with over 20 years’ experience in developing and implementing marketing and sales strategies for the IVD, clinical and life science markets.  Ms. Henshall currently serves as Chief Marketing Officer of REALM IDx, Inc. (formerly Konica Minolta Precision Medicine), the parent company of Ambry Genetics Corporation and Invicro, LLC, which is focused on pioneering developments in the field of integrated diagnostics by uniting genomics, imaging, radiology and pathology with advanced artificial intelligence to develop innovative healthcare solutions.  In her current role, which she has held since October 2020, Ms. Henshall has been responsible for the corporate name change and rebranding, restructuring the marketing organization, supporting the company’s commercial expansion and implementing formal product development processes.  Prior to joining REALM IDx, from April 2020 to October 2020, Ms. Henshall served as Chief Marketing Officer of Genomic Life, Inc., a health services company focused on expanding access to precision medicine.  She was responsible for corporate strategy and marketing of the company’s paid benefit program, Cancer Guardian, which provides genetic risk insights and comprehensive genomic profiling with support services for those diagnosed with cancer.  Prior to that, from 2017 to April 2020, Ms. Henshall was Vice President of Marketing at Agena Bioscience (now part of Mesa Laboratories, Inc. (NASDAQ:MLAB)), a molecular diagnostics company delivering instrument systems and assays for targeted analysis of genetic disease and variant profiling.  Ms. Henshall led Agena’s Corporate Marketing, Product Management, Scientific Affairs, Custom Assay Services, and the regional marketing teams in China, Australia, and Germany.  Between 2014 and 2017, Ms. Henshall served as Vice President of Marketing at Accriva Diagnostics, Inc., where she established a new marketing team, developed re-branding of Accriva’s point-of-care diagnostics products, generated a five-year portfolio roadmap and provided support in preparing Accriva for sale to Werfen Life.  From 2010 to 2014, Ms. Henshall was Vice President of Marketing at Biotix, Inc, a supplier of laboratory consumables, where she managed all aspects of global marketing initiatives, including corporate branding, channel marketing, public relations, and sales training.  From 2005 to 2010, Ms. Henshall had increasing levels of leadership roles at Illumina, Inc. (NASDAQ:ILMN), a global leader in genomic technologies, where she supported the company through many firsts, including developing its first diagnostic portfolio strategy, convening its first Diagnostic Advisory Board, onboarding its first diagnostics marketing team, and development and launch of its first FDA cleared system.  Ms. Henshall holds a B.S. in Integrative Biology from the University of California, Berkeley.

The Board believes that Ms. Henshall is qualified to serve on the Board as a result of her extensive sales and marketing experience.

On August 15, 2022, Ms. Henshall and the Company entered into an Independent Director Agreement, pursuant to which Ms. Henshall will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents.  In exchange for her services, Ms. Henshall shall receive a grant of RSUs under the Company’s 2015 Stock Incentive Plan to receive an aggregate of fifteen thousand (15,000) shares of the Company’s common stock underlying the RSUs that vests in two equal installments at 12 months and at 24 months from the grant date. The Agreement also provides for cash compensation in the amounts of (i) $10,840 per calendar quarter for services as a member of the Board and (ii) $500 per half day and $1,000 per full day for services rendered as a member of a Committee. However, at this time, Ms. Henshall has elected to not receive any cash compensation otherwise payable to directors under the Independent Director Agreement for her services as a member of the Board or any Committee. Except for the foregoing, there are no arrangements or understandings between Ms. Henshall and any other person pursuant to which she was selected to serve as a member of the Board.

The form of Independent Director Agreement was previously filed in substantially similar form with the SEC on May 12, 2015 as Exhibit 10.33 to the Company’s quarterly report on Form 10-Q.

The appointment of Ms. Henshall to the Board was announced by a widely disseminated press release.  Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

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No Family Relationships / No Related Party Transactions

There are no family relationships between Ms. Henshall and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, there are no relationships involving Ms. Henshall that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of VolitionRx Limited Regarding Appointment of Director, dated August 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: August 16, 2022	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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